Exhibit 10.1

TERCER CONVENIO MODIFICATORIO que celebran por una parte, INMOBILIARIA IAMSA, S.A. DE C.V., representada en este acto por el señor Eduardo Mendoza Larios en lo sucesivo referido como el ARRENDADOR, e INDUSTRIAL VALLERA DE MEXICALI, S.A. DE C.V., representada en este acto por Antonia Patricia Cruz Casanova, en lo sucesivo referido como el “ARRENDATARIO”, con la comparecencia y consentimiento de MASIMO CORPORATION, en lo sucesivo referido como el “GARANTE”, que formalizan al tenor de las siguientes DECLARACIONES Y CLÁUSULAS:

THIRD AMENDMENT AGREEMENT entered into by and between INMOBILIARIA IAMSA, S.A. DE C.V., herein represented by Mr. Eduardo Mendoza Larios, hereinafter referred to as “LESSOR”, and INDUSTRIAL VALLERA DE MEXICALI, S.A. DE C.V., herein represented by Antonia Patricia Cruz Casanova, hereinafter referred to as “LESSEE”, with the presence and consent of MASIMO CORPORATION, hereinafter referred to as the “GUARANTOR”, that is formalized pursuant to the following RECITALS and CLAUSES.

DECLARACIONES:
Las partes declaran:
I.- Que el ARRENDADOR y el ARRENDATARIO celebraron un Contrato de Arrendamiento fechado el 7 de Junio de 2019 (en lo sucesivo el “Contrato de Arrendamiento”), en el cual se estableció que el ARRENDADOR arrendó al ARRENDATARIO, una porción de terreno con la clave catastral K5-001-002, identificado como Lote 1 F.S.E, de la Colonia 10 División 2; en el Centro de Negocios Vie Verte (el “Parque Industrial”) en la ciudad de Mexicali, Baja Califomia, con una superficie total de 109,661.18 m2 (Ciento nueve mil seiscientos sesenta y uno punto dieciocho metros), (en lo sucesivo la “Superficie de Terreno”); y de las mejoras construidas en el mismo, incluyendo pero no limitado al edificio modular ahí ubicado al que se identifica como Edificio Terra y el área sujeta al Contrato de Arrendamiento corresponde a los Módulos 1 y 2 del Edificio Terra, mismos que cuenta con una “Superficie Arrendable” de 57,480.00 pies cuadrados (5,340.06 metros cuadrados), al que en lo sucesivo será denominado conjunta e indistintamente como la “Propiedad Arrendada”.

RECITALS:
The parties deciare:
I.- That LESSOR and the LESSEE have entered into a Lease Agreement dated June 7th, 2019, (hereinafter referred to as the “Lease Agreement”), whereby it was stablished that LESSOR leased to LESSEE a portion of land with cadastral key K5-001-002, identified as Lot F.S.E. in Colonia 10 División 2, at Vie Verte Business Center (the “Industrial Park”) in the city of Mexicali, Baja California, Mexico, with a total surface of 109,661.18 m2 (One hundred and nine thousand six hundred and sixty one point eighteen square meters), (hereinafter referred to as the “Land Surface”), and of the improvements therein, which is identified as Terra Building and the area subject to the Lease Agreement corresponds to the Modules 1 and 2 of the Terra Building, which have a “Leasable Area” of 57,480.00 square feet (5,340.06 square meters) hereinafter referred collectively and indistinctively as the “Leased Property”.

II.- Que en fecha 22 de junio de 2019 las partes celebraron un Primer Convenio Modificatorio al Contrato de Arrendamiento, mediante el que se rectificó la clave catastral del predio y el domicilio oficial de la propiedad arrendada.

II.- That on June 22nd, 2019, the parties entered into a First Amendment Agreement to the Lease Agreement, by means of which the cadastral key and official address of the leased property was rectified.

III.- Que en fecha 6 de abril de 2020 las partes celebraron un Segundo Convenio Modificatorio al Contrato de Arrendamiento, mediante el que se amplió la Propiedad Arrendada mediante la adición de los Módulos 3 y 4 del Edificio Terra en el Centro de Negocios Vie Verte, para tener una Superficie Arrendable Total (La “Superficie Arrendable” de 116,575.00 pies cuadrados (10,830.17 metros cuadrados) correspondiente a los Módulos 1, 2, 3 y 4 del Edificio Terra en el Centro de Negocios Vie Verte.

III.- That on April 6th, 2020 the parties entered into a Second Amendment Agreement to the Lease Agreement, by means of which the Leases Property Leased Property was expanded by the addition of Modules 3 and 4 of the Terra Building in the Vie Verte Business Center, to have a Total Leasable Area (the “Leasable Area”) of 116,575.00 square feet (10,830.17 square meters) corresponding to Modules 1, 2, 3 and 4 of the Terra Building in the Vie Verte Business Center.

IV.- Que es su voluntad celebrar este Tercer Convenio Modificatorio al Contrato de Arrendamiento, y agregario para que forme parte integral del Contrato de Arrendamiento, a que se refiere la Declaración I, considerando los términos y condiciones que se mencionan a continuación de acuerdo a la solicitud del ARRENDATARIO para prorrogar el término del arrendamiento por un periodo adicional de cinco (5) años.	IV.- That it is their intention to execute this Third Amendment Agreement to the Lease Agreement and add it, so it can be part of the “Lease Agreement” as described in Recital I pursuant to the terms and conditions set forth according to LESSEE’s request to extend the term of the Lease Agreement for an additional five (5) years term.
V.- Que conocen el alcance de las modificaciones al contrato de arrendamiento y mutuamente tienen reconocida la personalidad y la capacidad jurídica para cumplir con ellas, por lo que no tienen inconveniente en suscribir el presente convenio.	V.- They know the scope of the amendments to the lease agreement, and they mutually acknowledge their capacity and the powers of attorney to comply, so they have no impediment in signing this Amendment.
En términos de lo anterior, las partes acuerdan como sigue:	Pursuant to the above the parties agree as follows:
CLAUSULAS:
PRIMERA. PRÓRROGA DEL TÉRMINO DE ARRENDAMIENTO. EI ARRENDADOR y el ARRENDATARIO acuerdan prorrogar el Término de Arrendamiento del Contrato de Arrendamiento, por un periodo adicional de Cinco (5) años, a fin de que el mismo concluya hasta el día 09 de agosto de 2029, como término obligatorio para las partes.

CLAUSES:
FIRST. EXTENSION OF THE LEASE TERM. LESSOR and LESSEE agree to extend the Lease Term of the Lease Agreement for an additional period of Five (5) years, in order for it to end on August 9th, 2029, as a mandatory term for the parties.

Las partes reconocen que la presente prórroga corresponde a la primera prórroga de las concedidas en la Cláusula III, letra D del Contrato de Arrendamiento.	The parties acknowledge that this extension corresponds to the first extension of those granted in Clause III, letter D, of the Lease Agreement.

SEGUNDA. RENTA Y CUOTA DE MANTENIMIENTO

A. RENTA BASE. Desde la fecha de celebración de este Tercer Convenio Modificatorio y hasta el 31 de diciembre de 2024, la Renta Base continuará a la misma cuota que el Arrendatario paga actualmente bajo el Término de Arrendamiento corriente. A partir del 1 de enero de 2025, como “Renta Base” por el arrendamiento de la Propiedad Arrendada de 116,575.00 pies cuadrados, el ARRENDATARIO pagará mensualmente al ARRENDADOR la cantidad de US$ 0.55 Dólares (Cero punto cincuenta y cinco Dólares, Moneda de Curso Legal en los Estados Unidos de América) por pie cuadrado de Superficie Arrendable, que equivale a US$ 64,116.25 Dólares (Sesenta y cuatro mil ciento dieciséis Dólares 25/100, Moneda de Curso Legal en los Estados Unidos de América), más el Impuesto al Valor Agregado que resulte aplicable al momento de pago, los cuales deberán ser pagados por adelantado al ARRENDADOR en el domicilio de este último.

SECOND. RENT AND MAINTENANCE FEE.

A. BASE RENT FOR DE EXPANSION AREA.
From the execution of this Third Amendment Agreement until December 31, 2024, the Base Rent shall continue at the same rate as Lessee currently pays under the existing Lease Term. As from January 1st, 2025, as “Base Rent” for the Leased Property of 116,575.00 square feet, LESSEE shall pay to LESSOR the monthly amount of US$ 0.55 Dollars (Zero point fifty-five Dollars, Legal Currency of the United States of America) per square foot of Leasable Area monthly, that is equivalent to US$ 64,116.25 Dollars (Sixty-four thousand one hundred and sixteen Dollars 25/100, Legal Currency of the United States of America), plus the corresponding Value Added Tax (IVA by its Spanish acronym) at the moment of payment, payable in advance to LESSOR in LESSOR’S address.

B. CUOTA DE MANTENIMIENTO DEL ÁREA DE EXPANSIÓN. A partir del 1 de agosto de 2024, el ARRENDATARIO pagará mensualmente al ARRENDADOR como “Cuota de Mantenimiento” de la Propiedad Arrendada de 116,575.00 pies cuadrados, la cantidad de US$ 0.0445 Dólares (Cero punto cero, cuatro, cuatro, cinco Dólares, Moneda de Curso Legal en los Estados Unidos de América) por pie cuadrado de Superficie Arrendable, que equivalen a US$ 5,187.59

B. MAINTENANCE FEE FOR DE EXPANSION AREA. As from August 11, 2024, LESSEE shall pay to LESSOR as “Maintenance Fee” for the Leased Property of 116,575.00 square feet, the amount of US$ 0.0445 Dollars (Zero point zero, four, four, five Dollars, Legal Currency of the United States of America) per square foot of Leasable Area, that are equivalent to US$ 5,187.59 Dollars (Five thousand one hundred and eighty-seven Dollars 59/100,

Dólares (Cinco mil ciento ochenta y siete Dólares 59/100, Moneda de Curso Legal en los Estados Unidos de América) al mes, más el Impuesto al Valor Agregado que resulte aplicable al momento de pago, los cuales deberán ser pagados junto con la renta mensual del área de expansión.

Legal Currency of the United States of America) monthly, plus the corresponding Value Added Tax (IVA by its Spanish acronym) at the moment of payment, which shall be payable jointly with the monthly rent of the expansion area.

Tanto la Renta Base como la Cuota de Mantenimiento deberán ser pagadas dentro de los primeros diez (10) días de cada mes de calendario y actualizadas de la forma prevista en el Contrato de Arrendamiento los días 1 de agosto, a partir del año 2025; y serán sujetas a las penalidades por pago tardío establecidas en el mismo.	Both Rent and Maintenance Fee shall be paid within the first ten (10) days of each calendar month and increased as provided in the Lease Agreement on August 1st, as from the year 2025; and will be subject to the late payment penalties established therein.
TERCERA. PREFERENCIA DE CONTRATISTA. Las partes acuerdan que el ARRENDATARIO no podrá realizar ninguna construcción o mejora en la Propiedad Arrendada sin considerar y dar preferencia a la cotización presentada por el ARRENDADOR para tales obras; el ARRENDATARIO en circunstancias similares dará preferencia el ARRENDADOR para la ejecución de dichas obras.

THIRD. CONTRACTOR PREFERENCE. The parties agree that LESSEE may not perform any construction or improvement on the Leased Property without considering and giving preference to the quotation submitted by LESSOR for such works; LESSEE in similar circumstances shall give preference to LESSOR for the execution of such works.

Para que el ARRENDADOR, pueda llevar a cabo la supervisión, y el ARRENDATARIO, pueda iniciar cualquier obra previamente autorizada, deberá entregar al ARRENDADOR, la siguiente documentación: contrato de obra celebrado con el tercero; licencia de construcción de la obra a ejecutar, catálogo de conceptos con todos los alcances; proyecto ejecutivo completo, y en el caso, de mezzanines cálculos estructurales, así como el seguro de obra.	In order for the LESSOR to carry out the supervision, and LESSEE to start any previously authorized work, the following documentation must be delivered to LESSOR: work contract signed with the third party; construction license for the work to be executed; catalog of concepts with all scopes; complete executive project, and in the case of mezzanines, structural calculations, as well as construction insurance.
CUARTA. NO RELACIÓN LABORAL. Las Partes acuerdan que el presente convenio no crea sociedad, asociación, relación individual de trabajo o figura jurídica análoga a las anteriores entre las Partes, o bien cualquier relación distinta a la relación contractual considerada en el presente

FOURTH. NON-EMPLOYMENT RELATIONSHIP. The Parties agree that this Amendment Agreement does not create a partnership, association, individual employment relationship or any other legal figure analogous to the foregoing between the Parties, or any relationship different from the

Convenio, por lo que cada una de las Partes es, respectivamente responsable de sus obligaciones de carácter laboral, fiscal, civil o de cualquier otra naturaleza, salvo pacto en contrario bajo el presente Convenio.	contractual relationship considered in this Amendment Agreement for which reason, each of the Parties is respectively responsible for its own labor, tax, civil or any other type of obligations, except as otherwise expressly agreed under this Amendment Agreement.
De conformidad con lo anterior, la responsabilidad que derive de las relaciones laborales con cada una de las personas anteriormente mencionadas es única y exclusivamente de cada una de las Partes respectivamente. Las Partes expresamente acuerdan que ninguna de las cláusulas contenidas en el presente convenio se interpretará en una manera que se considere a los empleados, agentes, proveedores o contratistas de cada Parte como empleados, agentes, proveedores, contratistas o subcontratistas al mismo tiempo que la otra Parte. Adicionalmente, ninguna de las Partes podrá celebrar un convenio y/o celebrar un contrato de cualquier tipo en representación de la otra Parte.	In accordance with the foregoing, the liability arising from labor relations with each of the aforementioned individuals is solely and exclusively that of each respective Party. The Parties expressly agree that none of the provisions contained in this Amendment Agreement shall be interpreted in a manner that considers the employees, agents, suppliers or contractors of either Party as employees, agents, suppliers or contractors at the same time of the other Party. Additionally, neither Party shall enter into any agreement and/or enter into any contract of any type on behalf of the other Party.
Las Partes expresamente declaran que cuentan con sus propios recursos humanos, materiales y financieros para cumplir con las obligaciones que le correspondan bajo la legislación aplicable (incluyendo sin limitar la Ley Federal del Trabajo) que deriven de las relaciones con sus empleados.	The Parties expressly declare that they have their own human, material and financial resources to fulfill with their obligations required under applicable legislation (including, without limitation the Federal Labor Law) arising from their relations with their employees.
Cada una de las Partes, respectivamente, acordará en todo momento las tareas específicas que deberán desempeñar sus empleados, mandatarios y contratistas en términos del presente convenio y estarán en todo tiempo a cargo de la supervisión de dichos empleados, mandatarios y contratistas en la prestación de los servicios. Los empleados, mandatarios y contratistas deberán realizar dichas actividades conforme a los acuerdos entre éstos últimos y dicha Parte. Las Partes reconocen que los empleados, mandatarios y contratistas de la otra Parte no estarán a disposición de dicha Parte en	Each Party, respectively, shall at all times agree upon the specific tasks that their employees, agents and contractors must perform under the terms of this Amendment Agreement and shall at all times be in charge of the supervision of such employees, agents and contractors in the performance of the services. The employees, agents and contractors shall carry out such activities in accordance with the agreements between them and the respective Party. The Parties acknowledge that the employees, agents and contractors of the other Party shall not be available to the other Party under terms of this

términos del presente convenio. Por lo tanto, los empleados, agentes y contratistas de cada una de las Partes deberán prestar los servicios exclusivamente conforme se acuerde entre éstos últimos y dicha Parte, en los lugares en los que dicha Parte determine sea más conveniente para prestar los servicios de la manera más eficiente dentro de los horarios y conforme a los parámetros que establezcan cada Parte, respectivamente.	Amendment Agreement. Therefore, the employees, agents and contractors of each Party shall provide services exclusively as agreed between them and the respective Party, in the locations as such Party determines to be most convenient for providing the services in the most efficient manner within such schedules and according to the parameters established by each Party, respectively.
Cada una de las Partes será responsable frente a la otra de todos los daños o pérdidas que deriven de la culpa o negligencia de sus empleados, mandatarios y contratistas conforme a los términos del presente convenio y que afecten a la otra Parte. Ambas Partes están de acuerdo en que los riesgos laborales y accidentes que pudieran sufrir los empleados, mandatarios o contratistas de cada una de las Partes son exclusivamente la responsabilidad de dicha Parte, respectivamente. Por lo tanto, la Parte responsable deberá cubrir los gastos y honorarios que surjan de lo anterior. La obligación de la Parte responsable será válida siempre y cuando dichos riesgos o accidentes sucedan en el interior de la Propiedad Arrendada.	Each Party shall be liable to the other for all damages or losses arising from the fault or negligence of its employees, agents and contractors under the terms of this Amendment Agreement and that affects the other Party. Both Parties agree that the labor risks and accidents that may be suffered by the employees, agents or contractors of each Party are exclusively the responsibility of said Party, respectively. Therefore, the responsible Party shall cover the expenses and fees arising from the foregoing. The obligation of the responsible Party shall be valid provided that such risks or accidents occur inside the Leased Property.
Cada una de las Partes está de acuerdo en indemnizar y en sacar en paz y a salvo a la otra Parte (incluyendo a sus accionistas, directores, empleados y/o consultores y sus cesionarios y subarrendatarios) de y en contra de cualquier reclamación, litigio, queja, responsabilidad, daños, pérdidas, perjuicios, costos o gastos (incluyendo costos legales) en su contra por cualquier empleado de la Parte responsable, de sus proveedores o contratistas, así como de cualquier reclamación en su contra por algún empleado de la Parte responsable ante el Instituto Mexicano del Seguro Social - IMSS o el Instituto Nacional del Fondo para la Vivienda de los Trabajadores - INFONAVIT O por cualquier otra contingencia relacionada con los empleados de la Parte responsable, sus contratistas o proveedores que afecten a la otra Parte.	Each Party agrees to indemnify and hold harmless the other Party (including its shareholders, directors, employees and/or consultants and their assignees and sublessees) from and against any and all claims, suits, complaints, liabilities, damages, losses, injuries, damages, costs or expenses (including legal costs) brought against it by any employee of the responsible Party, its suppliers or contractors, as well as for any claim brought by an employee of the responsible Party before the Mexican Social Security Institute (Instituto Mexicano del Seguro Social, or IMSS by its Spanish acronym) or the National Institute of the Fund for Workers’ Housing (Instituto Nacional del Fondo para la Vivienda de los Trabajadores, -INFONAVIT) or for any other contingency related with the employees of the responsible Party, its contractors or suppliers that affects the other Party.
QUINTA. GARANTÍA. EI GARANTE en este acto, reconoce y declara que su Garantía anexa y descrita en la Cláusula XXVI párrafo N del Contrato de Arrendamiento, se mantiene vigente y efectiva, y es aplicable y extensiva al Contrato de Arrendamiento como se modificó, por este Tercer Convenio Modificatorio.

FIFTH. GUARANTY. GUARANTOR hereby acknowledges and declares that its Guaranty attached and described in Clause XXVI paragraph N of the Lease Agreement, remains in full force and effect and applies and extends to the Lease Agreement as amended by this Third Amendment Agreement.

EI GARANTE presentará durante el primer mes de cada año de arrendamiento un informe anual actualizado de Sus estados financieros al ARRENDADOR. En el supuesto de que el ARRENDADOR determine que las finanzas del GARANTE no son satisfactorias para garantizar el cumplimiento de este contrato, el ARRENDATARIO estará obligado a otorgar una diversa garantía después de que le sea requerido por escrito por el ARRENDADOR.	GUARANTOR shall submit during the first month of each year of lease an updated annual report of its financial statements to LESSOR. In the event that the LESSOR determines that GUARANTOR’s finances are not satisfactory to ensure compliance with this contract, LESSEE shall be obliged to grant a different guaranty after it is required in writing by LESSOR.

SEXTA: Todos los otros términos y condiciones del Contrato de Arrendamiento, se mantendrán y continuaran vigentes y validos como se describen en dicho Contrato de Arrendamiento y su Primer y Segundo Convenio Modificatorio. De conformidad con lo anterior, las partes aquí acuerdan que este Tercer Convenio Modificatorio, deberá modificar únicamente las provisiones aquí descritas; todas las demás provisiones deberán mantenerse vigentes y sin cambios, por lo que en este instrumento no existe novación. El Contrato de Arrendamiento previamente ejecutado por las partes el 7 de Junio de 2019 y su Primer y Segundo Convenio Modificatorio deberán regular cualquier cuestión relativa al Arrendamiento, que no se encuentren específicamente señaladas en el presente.

SIXTH: All other terms and conditions of the Lease Agreement will remain and continue in full force and effect as contained in such Lease Agreement and its First and Second Amendment Agreement. According to this, the parties hereby agree that this Third Amendment Agreement shall modify only the provisions herein described; all other provisions shall remain valid and unchanged, therefore this document does not cause novation. The Lease Agreement previously executed by the parties on June 7th, 2019, and its First and Second Amendment Agreement shall govern any matter related to the Lease, which is not specifically addressed herein.

SÉPTIMA: Este documento forma parte del Contrato de Arrendamiento y su Primer y Segundo Convenio Modificatorio, como un solo documento; conteniendo estos las condiciones y promesas realizados entre las

SEVENTH: This document forms part of the Lease Agreement and its First and Second Amendment Agreement as one whole document; all of which contain the conditions and promises made between the parties and

partes, y no deberán ser modificados verbalmente o de ninguna otra manera más que en un contrato por escrito firmado por los representantes autorizados de las partes.	may not be modified verbally or in any manner other than by a written agreement signed by the authorized representatives of the parties.
OCTAVA: Como se prevé en el Contrato de Arrendamiento, las partes aquí acuerdan que todo lo relativo a la interpretación y cumplimiento de este Convenio Modificatorio y del Contrato de Arrendamiento, se someten expresamente a la ley y a la jurisdicción de los Juzgados Civiles de la Ciudad de Mexicali, Baja California, México, renunciando expresamente cualquier otra jurisdicción que pudiera ser aplicable por razón del domicilio presente o futuro o cualquier otro.

EIGHTH: As provided in the Lease Agreement, the parties hereby agree that everything to the interpretation and compliance of this Amendment Agreement and the Lease Agreement, they expressly submit to the law and jurisdiction of the Civil Courts of the City of Mexicali, Baja California, México, expressly waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

EN PRESENCIA DE LOS TESTIGOS, este documento es firmado por duplicado en la Ciudad de Mexicali, Baja California, México, en este día 10 de julio del año dos mil veinticuatro.	IN WITNESS WHEREOF this document is signed in duplicate in this City of Mexicali, Baja California, México, on July 10th of the year two thousand and twenty-four.
EL ARRENDADOR / LESSOR: INMOBILIARIA IAMSA, S.A. DE C.V.	EL ARRENDATARIO / LESSEE: INDUSTRIAL VALLERA DE MEXICALI, S.A. DE C.V.
/s/ Eduardo Mendoza Larios Eduardo Mendoza Larios	/s/Antonia Patricia Cruz Casanova Sra. Antonia Patricia Cruz Casanova
EI GARANTE tiene conocimiento y acepta los términos fijados en este Convenio Modificatorio tal como se describe en la Cláusula Quinta de este convenio. /
The GUARANTOR acknowledges and accepts the terms set out in this Addendum as described in Clause Fifth of this amendment.	TESTIGOS / WITNESSES:
EL GARANTE: MASIMO CORPORACIÓN	/s/ [Illegible]__________ [Illegible]_____________
/s/ Anand Sampath Mr. Anand Sampath